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                                                                   EXHIBIT 21.01


                                  SUBSIDIARIES


                       SmartSources.com Technologies, Inc.
                             Nifco Investments, Ltd.
                               Intelli Trade, Inc.
                           Origin Software Corporation
                            Infer Technologies, Inc.